Exhibit 99.1

Great Elm Capital Corp. Announces Acquisition of Majority Interest in Lenders funding, LLC

WALTHAM, MA, September 20, 2021 – Great Elm Capital Corp. (“we,” “us,” “our,” or “GECC,”) (NASDAQ: GECC), a business development company, today announced that it has acquired a majority equity interest in Lenders Funding, LLC (“Lenders Funding”) a private funding and risk sharing source for factors and asset-based lenders.

Established in 2000, Lenders Funding purchases participations in factoring and asset-based lending transactions as well as provides working capital to customers under a variety of lending programs.

Transaction Details

GECC is purchasing a majority ownership position in Lenders Funding for $7.25 million, consisting of $4 million in cash and $3.25 million in GECC shares issued at GECC’s net asset value (NAV). In connection with the transaction, GECC will also issue to Lenders Funding $10 million of additional GECC shares at NAV in exchange for a subordinated note in an equal principal amount. The proceeds from the transaction will be retained by Lenders Funding to help support the growth of the business.

Founder and CEO Mr. Robert A. Zadek will continue to own the remaining equity in Lenders Funding and manage the business along with Harvey Friedman and Jean Madden. Mr. Zadek has been active in commercial finance and factoring for fifty years, as an attorney, lecturer, and lender. He was instrumental in the formation of the International Factoring Association and was an instructor for the Commercial Finance Association.

Management Commentary

Peter A. Reed, GECC’s Chief Executive Officer, stated, “We are pleased to announce the acquisition of a majority interest in Lenders Funding as we continue to weight our portfolio more heavily toward specialty finance.  Lenders Funding has an excellent, long-term track record of profitably growing its business while maintaining a very strong underwriting culture. We are excited to partner with Bob, a well-known and highly regarded decision maker in asset-based lending. This transaction gives us additional access to proprietary overflow opportunities as well as visibility into the specialty finance market through the relationships with the many businesses to which Lenders Funding provides capital.  We look forward to supporting Lenders Funding’s growth and expanding our partnership over time.”

Mr. Zadek noted, “Throughout our history, we have specialized in providing creative lending solutions to factors and other asset based lenders.  We are delighted to have a partner in Great Elm that can help enhance the earnings generated by our lending model in addition to understanding both our credit and corporate culture.”

About Lenders Funding, LLC

Lenders Funding is a private funding and risk sharing source for factors and asset-based lenders. It purchases participations in their transactions on a non-recourse basis or provides working capital to them under a variety of flexible programs. Since its formation, Lenders Funding has worked with over 150 lenders and factors and have supplied several hundred million dollars in funding. Additional information on the company can be found at www.lendersfunding.com.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses. Additional information can be found at www.greatelmcc.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

Adam Prior

The Equity Group Inc.

+1 (212) 836-9606

aprior@equityny.com